UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 1, 2010

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1501 US Hwy 25E
Middlesboro, KY  40965
 (Address of principal executive offices) (Zip Code)

606-248-7323
 (Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On October 1, 2010, Lee Oil Company Inc. (the “Subsidiary”), a wholly owned subsidiary of Heartland, Inc. (the "Company"), entered into and closed a Sale of Membership Interest Agreement (the “Sale Agreement”) with Terry L. Lee and Lee Holding Company, L.P. (collectively, the "Sellers").  Pursuant to the Sale Agreement, the Subsidiary acquired and, the Sellers sold, 100% of the ownership interest in Premium Homes, LLC (“Premium”).  In consideration for 100% ownership of Premium, the Sellers received an aggregate of $10,000 cash and an aggregate of 650,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”).  The Company issued 325,000 shares of Common Stock to Terry Lee and 325,000 shares of Common Stock to Lee Holding Company, L.P. (“Lee Holding”).  Terry Lee, the Company’s Chief Executive Officer and a director of the Company, owns a minority interest as a limited partner of Lee Holding.  The Board of Directors of the Company authorized the Sale Agreement.  Mr. Lee abstained from voting or participating in negotiating this matter.  The cash paid to the Sellers was cash generated from operations.  Premium is a limited liability company incorporated in the state of Kentucky engaged in the marketing and sale of mobile homes.

On November 1, 2010, the Company entered into and closed a Shares for Debt Agreement (the “Debt Agreement”) with Garry Lee and Lee Holding (collectively, the “Creditors”).  As of October 1, 2010, the Company was indebted to the Creditors in the aggregate amount of $3,108,481.18 (the “Debt”).  Pursuant to the Debt Agreement, the Company agreed to issue to the Creditors and the Creditors agreed to accept an aggregate of 11,111,112 of the Company’s Common Stock as partial settlement of the Debt.  The Company issued 5,555,556 shares of Common Stock to Garry Lee and 5,555,556 shares of Common Stock to Lee Holding.  Upon signing the Debt Agreement for partial settlement of the Debt, the Company remains indebted to the Creditors in the aggregate amount of $1,108,481.18 under the existing promissory notes.

The shares issued in connection with the Sale Agreement and in connection with Debt Agreement were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.  Each of the investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01                      Financial Statements and Exhibits.

10.1	Sale of Membership Interest Agreement by and between Heartland, Inc. and Terry L. Lee and Lee Holding Company, L.P., dated October 1, 2010.

10.2	Shares for Debt Agreement by and between Heartland, Inc. and Garry Lee and Lee Holding Company, L.P., dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

Date: November 4, 2010	By:	/s/ Terry L. Lee
Name: Terry L. Lee
Title: CEO